Exhibit 99.1

ACM Research Reports First Quarter 2025 Results

FREMONT, Calif., May 8, 2025 (GLOBE NEWSWIRE) -- ACM Research, Inc. (“ACM”) (NASDAQ: ACMR), a leading supplier of wafer processing solutions for semiconductor and advanced packaging applications, today reported financial results for its first quarter ended March 31, 2025.
“Our first quarter results mark a good start to 2025. We delivered 13% year-over-year revenue growth, solid profitability, and positive cash flow from operations,” said Dr. David Wang, President and Chief Executive Officer of ACM. “We achieved several strategic milestones: including the qualification of our high-temperature SPM tool by a leading logic customer in China, customer acceptance for our backside/bevel etch tool from a U.S. customer, and we received the 2025 3D InCites Technology Enablement Award for our proprietary Ultra ECP ap-p tool, which we believe is the world’s first to utilize horizontal plating for panel applications. These achievements highlight ACM’s technology leadership in both front-end processing and advanced packaging applications, which we believe will allow us to play a key role as the global industry demands innovation to advance the ever-evolving semiconductor requirements for AI.”
“For 2025, we expect incremental revenue contribution from Tahoe, SPM, and furnace tools; and progress in customer evaluations of Track, PECVD, and panel-level packaging platforms. We believe ACM’s focused effort on developing world-class tools across our customer base will also support our efforts for additional major customer wins in global markets. We are also investing in our Oregon facility to serve as a base for customer evaluations, technology development and initial production for our global customers.”
	Three Months Ended March 31,
	GAAP		Non-GAAP(1)
	2025	2024	2025	2024
	(dollars in thousands, except EPS)
Revenue	$172,347	$152,191	$172,347	$152,191
Gross margin	47.9%	52.0%	48.2%	52.5%
Income from operations	$25,777	$25,232	$35,594	$39,801
Net income attributable to ACM Research, Inc.	$20,380	$17,433	$31,279	$34,597
Basic EPS	$0.32	$0.28	$0.49	$0.56
Diluted EPS	$0.30	$0.26	$0.46	$0.52

(1)
Reconciliations to U.S. generally accepted accounting principles (“GAAP”) financial measures from non-GAAP financial measures are presented below under “Reconciliation of GAAP to Non-GAAP Financial Measures.” Non-GAAP financial measures exclude stock-based compensation and, with respect to net income (loss) attributable to ACM Research, Inc. and basic and diluted earnings per share, also exclude unrealized gain (loss) on short-term investments.

Outlook
ACM is maintaining its revenue guidance range of $850 million to $950 million for fiscal year 2025. This expectation is based on ACM management’s current assessment of the continuing impact from international trade policy, together with various expected spending scenarios of key customers, supply chain constraints, and the timing of acceptances for first tools under evaluation in the field, among other factors.

Operating Highlights and Recent Announcements

•
Shipments. Total shipments in the first quarter of 2025 were $157 million, compared to $245 million for the first quarter of 2024. This decrease is due in part to customer pull-ins in the fourth quarter of 2024, which contributed to stronger total shipments for that period.  For reference, combined total shipments for the fourth quarter of 2024 and the first quarter of 2025 grew by 8.9% versus the prior year periods. We anticipate a return to year-on-year growth in total shipments for the second quarter of 2025. Total shipments include deliveries for revenue in the quarter and deliveries of first tool systems awaiting customer acceptance for potential revenue in future quarters.

•
Qualification of High-Temp SPM Tool in China. ACM’s single-wafer high-temperature SPM tool was qualified by a key logic device manufacturer in mainland China. Featuring a proprietary nozzle that reduces acid mist and maintenance needs, the tool enhances particle control and system uptime. It supports wet etching and wafer cleaning for technology nodes at 28nm and below. ACM has now delivered SPM tools to 13 customers.

•
Recognized for Innovation in High-Volume Fan-Out Panel-Level Packaging Solutions. ACM won the 2025 3D InCites Technology Enablement Award for its Ultra ECP ap-p tool, the first commercially available high-volume copper deposition system for the large panel market. This innovative system supports advanced panel sizes and delivers high uniformity through ACM’s proprietary horizontal plating approach, which we expect to help address integration challenges in advanced semiconductor packaging.

•	Appointment of New Board Member. ACM appointed Charlie Pappis to its Board of Directors, effective March 15, 2025.

First Quarter 2025 Financial Summary

Unless otherwise noted, the following figures refer to the first quarter of 2025 and comparisons are with the first quarter of 2024.

•	Revenue was $172.3 million, up 13.2%, reflecting higher sales of single wafer cleaning, Tahoe and semi-critical cleaning equipment and ECP (front-end and packaging), furnace and other technologies.

•
Gross margin was 47.9% versus 52.0%. Non-GAAP gross margin, which excludes stock-based compensation, was 48.2% versus 52.5%. Gross margin exceeded ACM’s previously disclosed long-term business model target range of 42% to 48%. ACM expects gross margin to vary from period to period due to a variety of factors, such as product mix, currency impacts and sales volume.

•
Operating expenses were $56.8 million, up 5.4%. Operating expenses as a percentage of revenue decreased to 32.9% from 35.4%. Non-GAAP operating expenses, which exclude the effect of stock-based compensation, were $47.5 million, up 18.4%. Non-GAAP operating expenses as a percentage of revenue increased to 27.6% from 26.3%.

•
Operating income was $25.8 million, up 2.2%. Operating margin was 15.0% compared to 16.6%. Non-GAAP operating income, which excludes the effect of stock-based compensation, was $35.6 million, a decrease of 10.6%. Non-GAAP operating margin, which excludes stock-based compensation, was 20.7% compared to 26.2%.

•
Unrealized loss on short-term investments was $1.1 million, compared to $2.6 million. Unrealized loss reflects the change in market value of the investments by ACM’s principal operating subsidiary, ACM Research (Shanghai), Inc. The value is marked-to-market quarterly and is excluded in the non-GAAP financial metrics.

•	Income tax expense was $2.2 million, compared to $4.4 million.

•
Net income attributable to ACM Research, Inc. was $20.4 million, compared to $17.4 million.  Non-GAAP net income attributable to ACM Research, Inc., which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $31.3 million, compared to $34.6 million.

•
Net income per diluted share attributable to ACM Research, Inc. was $0.30, compared to $0.26.  Non-GAAP net income per diluted share, which excludes the effect of stock-based compensation and unrealized loss on short-term investments, was $0.46, compared to $0.52.

•	Cash and cash equivalents, plus restricted cash and short-term and long-term time deposits were $498.4 million at March 31, 2025, compared to $441.9 million at December 31, 2024.

Conference Call Details

A conference call to discuss results will be held on Thursday, May 8, 2025, at 8:00 a.m. Eastern Time (8:00 p.m. China Time). To join the conference call via telephone, participants must use the following link to complete an online registration process. Upon registering, each participant will receive email instructions to access the conference call, including dial-in information and a PIN number allowing access to the conference call. This pre-registration process is designed by the operator to reduce delays due to operator congestion when accessing the live call.
Online Registration: https://register-conf.media-server.com/register/BI300a7bc629bd43d98fcb1268d481b156

Participants who have not pre-registered may join the webcast by accessing the link at ir.acmr.com/news-events/events.

A live and archived webcast will be available on the Investors section of the ACM website at www.acmr.com.

Use of Non-GAAP Financial Measures

ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc. and basic and diluted earnings per share as supplemental measures to GAAP financial measures regarding ACM’s operational performance. These supplemental measures exclude the impact of stock-based compensation, which ACM does not believe is indicative of its core operating results. In addition, non-GAAP net income attributable to ACM Research, Inc. and basic and diluted earnings per share exclude the effect of stock-based compensation and unrealized gain (loss) on short-term investments, which ACM also believes are not indicative of its core operating results. A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure is provided below under “Reconciliation of GAAP to non-GAAP Financial Measures.”

ACM believes these non-GAAP financial measures are useful to investors in assessing its operating performance. ACM uses these financial measures internally to evaluate its operating performance and for planning and forecasting of future periods. Financial analysts may focus on and publish both historical results and future projections based on the non-GAAP financial measures. ACM also believes it is in the best interests of investors for ACM to provide this non-GAAP information.

While ACM believes these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures may not be reported by competitors, and they may not be directly comparable to similarly titled measures of other companies due to differences in calculation methodologies. The non-GAAP financial measures are not an alternative to GAAP information and are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. They should be used only as a supplement to GAAP information and should be considered only in conjunction with ACM’s consolidated financial statements prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements contained in this press release are not historical facts and may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “plans,” “expects,” “believes,” “anticipates,” “designed,” and similar words are intended to identify forward-looking statements. Forward-looking statements are based on ACM management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. A description of certain of these risks, uncertainties and other matters can be found in filings ACM makes with the U.S. Securities and Exchange Commission, all of which are available at www.sec.gov. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACM. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. ACM undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.

About ACM Research, Inc.
ACM develops, manufactures and sells semiconductor process equipment spanning cleaning, electroplating, stress-free polishing, vertical furnace processes, track, PECVD, and wafer- and panel-level packaging tools, enabling advanced and semi-critical semiconductor device manufacturing. ACM is committed to delivering customized, high-performance, cost-effective process solutions that semiconductor manufacturers can use in numerous manufacturing steps to improve productivity and product yield.  For more information, visit www.acmr.com.

© ACM Research, Inc. ULTRA ECP ap and the ACM Research logo are trademarks of ACM Research, Inc. For convenience, these trademarks appear in this press release without ™ symbols, but that practice does not mean that ACM will not assert, to the fullest extent under applicable law, its rights to the trademarks.

For investor and media inquiries, please contact:

In the United States:	The Blueshirt Group
Steven C. Pelayo, CFA
(360)808-5154
steven@blueshirtgroup.co

In China:	The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.co

ACM RESEARCH, INC.
Condensed Consolidated Balance Sheets

	March 31, 2025	December 31, 2024
	(Unaudited)
	(In thousands)
Assets
Current assets:
Cash and cash equivalents	$457,240	$407,445
Restricted cash	10,586	3,865
Short-term time deposits	17,202	17,277
Short-term investment	18,319	19,373
Accounts receivable, net	387,849	387,045
Other receivables	35,050	41,859
Inventories, net	609,567	597,984
Advances to related party	1,384	1,024
Prepaid expenses and other current assets	10,677	7,507
Total current assets	1,547,874	1,483,379
Property, plant and equipment, net	277,065	269,272
Operating lease right-of-use assets, net	17,747	14,038
Intangible assets, net	2,997	3,461
Long-term time deposits	13,393	13,275
Deferred tax assets	16,457	14,781
Long-term investments	54,814	37,063
Other long-term assets	3,421	20,452
Total assets	$1,933,768	$1,855,721
Liabilities and Equity
Current liabilities:
Short-term borrowings	$24,951	$32,814
Current portion of long-term borrowings	67,935	44,472
Related party accounts payable	19,285	16,133
Accounts payable	116,441	139,294
Advances from customers	241,456	243,949
Deferred revenue	10,781	8,537
Income taxes payable	6,168	12,779
FIN-48 payable	19,483	19,466
Other payables and accrued expenses	118,814	121,657
Current portion of operating lease liability	3,564	2,132
Total current liabilities	628,878	641,233
Long-term borrowings	134,540	105,525
Long-term operating lease liability	6,149	3,840
Other long-term liabilities	8,848	9,217
Total liabilities	778,415	759,815
Commitments and contingencies
Equity:
Stockholders’ equity:
Class A Common stock	6	6
Class B Common stock	1	1
Additional paid-in capital	700,191	677,476
Retained earnings	280,380	260,000
Statutory surplus reserve	30,514	30,514
Accumulated other comprehensive loss	(61,946)	(63,372)
Total ACM Research, Inc. stockholders’ equity	949,146	904,625
Non-controlling interests	206,207	191,281
Total equity	1,155,353	1,095,906
Total liabilities and equity	$1,933,768	$1,855,721

ACM RESEARCH, INC.
Condensed Consolidated Statements of Operations and Comprehensive Income
	Three Months Ended March 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenue	$172,347	$152,191
Cost of revenue	89,797	73,070
Gross profit	82,550	79,121
Operating expenses:
Sales and marketing	16,343	14,173
Research and development	27,503	23,918
General and administrative	12,927	15,798
Total operating expenses	56,773	53,889
Income from operations	25,777	25,232
Interest income	3,339	1,774
Interest expense	(1,558)	(783)
Realized gain from sale of short-term investments	-	273
Unrealized loss on short-term investments	(1,082)	(2,595)
Other (expense) income, net	(262)	3,080
Income (loss) from equity method investments	952	(520)
Income before income taxes	27,166	26,461
Income tax expense	(2,153)	(4,369)
Net income	25,013	22,092
Less: Net income attributable to non-controlling interests	4,633	4,659
Net income attributable to ACM Research, Inc.	$20,380	$17,433
Comprehensive income (loss):
Net income	25,013	22,092
Foreign currency translation adjustment, net of tax of nil	1,750	(6,829)
Comprehensive Income	26,763	15,263
Less: Comprehensive income attributable to non-controlling interests	4,957	3,406
Comprehensive income attributable to ACM Research, Inc.	$21,806	$11,857

Net income attributable to ACM Research, Inc. per common share:
Basic	$0.32	$0.28
Diluted	$0.30	$0.26

Weighted average common shares outstanding used in computing per share amounts:
Basic	63,267,834	61,367,184
Diluted	66,952,774	66,242,321

ACM RESEARCH, INC.
Total Revenue by Product Category and by Region

	Three Months Ended March 31,
	2025	2024
	(Unaudited)
	($ in thousands)
Single wafer cleaning, Tahoe and semi-critical cleaning equipment	$129,569	$109,470
ECP (front-end and packaging), furnace and other technologies	27,630	25,800
Advanced packaging (excluding ECP), services & spares	15,148	16,921
Total Revenue by Product Category	$172,347	$152,191

	Three Months Ended March 31,
	2025	2024
Mainland China	$169,053	$152,135
Other Regions	3,294	56
Total Revenue by Region	$172,347	$152,191

ACM RESEARCH, INC.
Reconciliation of GAAP to Non-GAAP Financial Measures

As described under “Use of Non-GAAP Financial Measures” above, ACM presents non-GAAP gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share as supplemental measures to GAAP financial measures, each of which excludes stock-based compensation (“SBC”) from the equivalent GAAP financial line items. In addition, non-GAAP net income attributable to ACM Research, Inc., and basic and diluted earnings per share exclude unrealized gain (loss) on short-term investments. The following tables reconcile gross margin, operating expenses, operating income, net income attributable to ACM Research, Inc., and basic and diluted earnings per share to the related non-GAAP financial measures:

	Three Months Ended March 31,
	2025				2024
	Actual	SBC	Other non-operating adjustments	Adjusted	Actual	SBC	Other non-operating adjustments	Adjusted
	(GAAP)			(Non-GAAP)	(GAAP)			(Non-GAAP)
	(In thousands)

Revenue	$172,347	$-	$-	$172,347	$152,191	$-	$-	$152,191
Cost of revenue	(89,797)	(529)	-	(89,268)	(73,070)	(781)	-	(72,289)
Gross profit	82,550	(529)	-	83,079	79,121	(781)	-	79,902
Gross margin	47.9%	0.3%	-	48.2%	52.0%	0.5%	-	52.5%
Operating expenses:
Sales and marketing	(16,343)	(2,157)	-	(14,186)	(14,173)	(3,027)	-	(11,146)
Research and development	(27,503)	(2,775)	-	(24,728)	(23,918)	(4,503)	-	(19,415)
General and administrative	(12,927)	(4,356)	-	(8,571)	(15,798)	(6,258)	-	(9,540)
Total operating expenses	(56,773)	(9,288)	-	(47,485)	(53,889)	(13,788)	-	(40,101)
Income (loss) from operations	$25,777	$(9,817)	$-	$35,594	$25,232	$(14,569)	$-	$39,801
Unrealized loss on short-term investments	(1,082)	-	(1,082)	-	(2,595)	-	(2,595)	-
Net income (loss) attributable to ACM Research, Inc.	$20,380	$(9,817)	$(1,082)	$31,279	$17,433	$(14,569)	$(2,595)	$34,597
Basic EPS	$0.32			$0.49	$0.28			$0.56
Diluted EPS	$0.30			$0.46	$0.26			$0.52